VANGUARD FUNDS

MULTIPLE CLASS PLAN

I.          INTRODUCTION

This Multiple Class Plan (the “Plan”) describes seven separate classes of shares that may be offered by investment company members of The Vanguard Group of Mutual Funds (collectively the “Funds,” individually a “Fund”). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

The Plan has been approved by the Board of Directors of The Vanguard Group, Inc. (“VGI”).  In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund (“Fund Board”), including a majority of the Trustees who are not interested persons of each Fund.  The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.

II.        SHARE CLASSES

A Fund may offer any one or more of the following share classes:

                                                Investor Shares

                                                Admiral Shares

                                    Institutional Shares

                                    Institutional Plus Shares

                                    Institutional Select Shares

                                    ETF Shares

                                    Transition Shares

III.       DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

Distribution arrangements for all classes are described below.  Distribution arrangements vary by VGI business line depending on the eligibility of the client segments to whom they market. Each Fund retains sole discretion in determining share class availability, and VGI retains discretion in determining whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

            A.        Investor Shares

            Investor Shares generally will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time.  It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of shares. Investor Shares are typically distributed by all VGI business lines.

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            B.        Admiral Shares

Admiral Shares generally will be available to individual, institutional, and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time.  These eligibility requirements may include, but are not limited to the following factors: (i) the total amount invested the Fund; or (ii) any other factors deemed appropriate by a Fund’s Board. Admiral Shares are typically distributed by all VGI business lines.

C.        Institutional Shares

            Institutional Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time.  It is expected that the minimum investment amount per account for Institutional Shares will be substantially higher than the amounts required for Investor Shares or Admiral Shares. Institutional Shares are typically distributed by Vanguard’s financial advisory services and institutional business lines.

D.        Institutional Plus Shares

Institutional Plus Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time.  It is expected that the minimum investment amount for Institutional Plus Shares will be substantially higher than the amount required for Institutional Shares. Institutional Plus Shares are typically distributed by VGI’s financial advisory services and institutional business lines.

E.        Institutional Select Shares

            Institutional Select Shares generally will be available to institutional investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Select Shares will be the highest among all VGI share classes. Institutional Select Shares are typically distributed by VGI’s institutional business line.

F.         ETF Shares

            A Fund will sell ETF Shares to investors that are (or who purchase through) Authorized Participants, and who pay for their ETF shares by depositing a prescribed basket of securities rather than paying cash.  An Authorized Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund’s distributor.  Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time.  Investors who are not Authorized Participants may buy and sell ETF shares through various exchanges and market centers. ETF Shares are typically distributed by all VGI business lines.

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G.        Transition Shares

            Transition Shares generally will be available solely to Vanguard Funds that operate as funds-of-funds and meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. Transition Shares are only internally distributed.

IV.       SERVICE ARRANGEMENTS

            All share classes will receive a range of services provided by VGI on a per account basis.  These “account-based” services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items.  It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares.  In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

            A.        Investor Shares

Investor Shares generally will receive the most basic level of service from VGI. Investor Shares generally will be serviced through a pool of VGI client service representatives.

B.        Admiral Shares

Admiral Shares will receive a different level of service from VGI as compared to Investor Shares. Special client service representatives may be assigned to service Admiral Shares, and holders of such shares may from time to time receive special mailings and unique additional services.

C.        Institutional Shares

            Institutional Shares will receive from VGI a level of service that differs from the service provided to the holders of shares of other classes.  Such services may include special client service representatives who will be assigned to service Institutional Shares.  Most holders of Institutional Shares periodically will receive special investment updates from VGI’s investment staff.  Holders of Institutional Shares also may receive unique additional services from VGI, and generally will be permitted to transact with VGI through the National Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors.

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D.        Institutional Plus Shares

            Institutional Plus Shares generally will receive a very high level of service from VGI as compared to any other share classes.  Special client service representatives will be assigned to service Institutional Plus Shares, and most holders of such shares periodically, but more than the holders of all other shares, will receive special updates from VGI’s investment staff.  Holders of Institutional Plus Shares may receive unique additional services from VGI, and generally will be permitted to transact with VGI through the National Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors.

E.        Institutional Select Shares

            Institutional Select Shares generally will receive a customized level of service. Holders of Institutional Select Shares may receive unique additional services from VGI, and generally will be permitted to transact with VGI through the National Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors.

F.         ETF Shares

            A Fund is expected to maintain only one shareholder of record for ETF Shares—DTC or its nominee.  Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, ETF Shares will not receive any special updates from VGI’s investment staff.

G.        Transition Shares

            The only investors eligible to own Transition Shares are Vanguard Funds that operate as funds-of-funds, and it is expected that such funds, because of the nature of Transition Shares, will own the shares only for the brief periods necessary to complete the relevant portfolio transitions. The level of service provided will be commensurate with the needs of a fund-of-funds transitioning from one underlying fund to another.

V.        CONVERSION FEATURES

            A.        Self-Directed Conversions

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            1.  Conversion into Investor Shares, Admiral Shares, Institutional Shares Institutional Plus Shares, and Institutional Select Shares.  Shareholders may conduct self-directed conversions from one share class into another share class of the same fund for which they are eligible. Self-directed conversions may be initiated by the shareholder; however, depending upon the particular share class and the complexity of the shareholder’s accounts, such conversions may require the assistance of a VGI representative. Shareholders may convert from one share class into another share class provided that following the conversion the shareholder: (i) meets the then applicable eligibility requirements for the share class into which they are converting; and (ii) receives services consistent with such new share class.  Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s receipt of the shareholder’s request in good order.

2.  Conversion into ETF Shares.  Except as otherwise provided,  a shareholder may convert Investor Shares, Admiral Shares, or Institutional Shares into ETF Shares of the same fund (if available), provided that: (i) the share class out of which the shareholder is converting and the ETF Shares declare and distribute dividends on the same schedule; (ii) the shares to be converted are not held through an employee benefit plan; and (iii) following the conversion, the shareholder will hold ETF Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s receipt of the shareholder’s request in good order.  VGI or the Fund may charge an administrative fee to process conversion transactions.

            B.        Automatic Conversions

1.  Automatic conversion into Admiral Shares. VGI may automatically convert Investor Shares into Admiral Shares of the same fund (if available), provided that following the conversion the shareholder: (i) meets the eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after VGI’s conversion without the imposition of any charge.  Such automatic conversions may occur on a periodic, or one-time basis.  Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required investment minimum.  Automatic conversions do not apply to certain types of accounts (e.g., accounts held through certain intermediaries, or other accounts as may be excluded by VGI management).

2.  Automatic conversion into Institutional Shares, Institutional Plus Shares, or Institutional Select Shares.  VGI may conduct automatic conversions of any share class into either Institutional Shares, Institutional Plus Shares, or Institutional Select Shares in accordance with then-current eligibility requirements.

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C.        Involuntary Conversions and Cash Outs

                        1.  Cash Outs.  If a shareholder in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the shareholder’s remaining account balance.  Any such cash out will be preceded by written notice to the shareholder and will be subject to the Fund’s normal redemption fees, if any.

                        2.  Conversion of Admiral Shares, Institutional Shares, and Institutional Plus Shares.  If a shareholder no longer meets the eligibility requirements for the share class currently held, the Fund may convert the shareholder’s holdings into the share class for which such shareholder is eligible.  Any such conversion will be preceded by written notice to the shareholder, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

                        3. Conversions of Transition Shares. When a Fund that issues Transition Shares has completed the relevant portfolio transition, the Fund will convert the Transition Shares to another share class of the same Fund as appropriate, based on the eligibility requirements of such class as specified in Schedule B hereto, as such Schedule may be amended from time to time.

VI.       EXPENSE ALLOCATION AMONG CLASSES

            A.        Background

                        VGI is a jointly-owned subsidiary of the Funds.  VGI provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services.  VGI also may provide investment advisory services on an at-cost basis to the Funds.  VGI was established and operates pursuant to a Funds’ Service Agreement between itself and the Funds (the “Agreement”), and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission (“Exemptive Orders”).  VGI’s direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.1

B.        Class Specific Expenses

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1 In accordance with the Agreement and Board approved methodologies, the expenses that would otherwise have been allocated to each Vanguard Fund of Funds are reallocated to the approve share class of the underlying funds in the Fund of Funds’ portfolio on a pro rata basis based on that Fund of Funds relative net assets invested in the underlying fund’s share class.

            1.  Expenses for Account-Based Services.  Expenses associated with VGI’s provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

                        (a)  Account maintenance expenses.   Expenses associated with the maintenance of investor accounts will be proportionately allocated among each Fund’s share classes based upon a monthly determination of the costs to service each class of shares.  Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by VGI for each class; and (iii) the percentage of new accounts opened for each class.

(b)  Expenses of special servicing arrangements.  Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among each eligible Fund’s share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

                        (c)  Literature production and mailing expenses.  Expenses associated with shareholder reports, proxy materials and other literature will be allocated among each Fund’s share classes based upon the number of such items produced and mailed for each class.

                        2.  Other Class Specific Expenses.  Expenses for the primary benefit of a particular share class will be allocated to that share class.  Such expenses would include any legal fees attributable to a particular class.

C.        Fund-Wide Expenses

                        1.  Marketing and Distribution Expenses.  Each share class will bear marketing and distribution expenses proportionate to the marketing and distribution expenses of the business lines that distribute that share class. Retail and institutional businesses expenses will be allocated based on the percentage of client accounts in each share class serviced by the respective business. Financial advisory service expenses will be apportioned based on the percentage of assets in each share class.

Expenses associated with each share class will be allocated only among the Funds that have such share class according to the “Vanguard Modified Formula,” with each share class or each Fund treated as if it were a separate Fund.  The Vanguard Modified Formula is set forth in the Agreement and in certain of the SEC Exemptive Orders. This allocation has been deemed an appropriate allocation methodology by each Fund Board under paragraph (c)(1)(v) of Rule 18f-3 under the Investment Company Act of 1940.

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                        2.  Asset Management Expenses.  Expenses associated with management of a Fund’s assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund’s share classes on the basis of their relative net assets.

                        3.  Other Fund Expenses.  Any other Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.

viI.     Allocation of Income, Gains and Losses

Income, gains and losses will be allocated among each Fund’s share classes on the basis of their relative net assets.  As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary.  Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

vIII.    Voting and Other Rights

            Each share class will have:  (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

IX.       Amendments

            All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund.  In addition, any material amendment to the Plan must be approved by the Board of Directors of VGI.

Original Board Approval: July 21, 2000

Last Approved by Board: July 21, 2017

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SCHEDULE A

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 VANGUARD FUNDS MULTIPLE CLASS PLAN

Note:  Transition Shares, when offered by a Fund, are available for a limited period of time and are then converted into another share class. For this reason, Transition Shares are not shown on Schedule A.

Vanguard Fund                                                          Share Classes Authorized

Vanguard Admiral Funds

•         Treasury Money Market Fund                               Investor

•         S&P 500 Value Index Fund                                               Institutional, ETF

•         S&P 500 Growth Index Fund                                Institutional, ETF

•         S&P MidCap 400 Index Fund                                Institutional, ETF

•         S&P MidCap 400 Value Index Fund                                 Institutional, ETF

•         S&P MidCap 400 Growth Index Fund                   Institutional, ETF

•         S&P SmallCap 600 Index Fund                             Institutional, ETF

•         S&P SmallCap 600 Value Index Fund                   Institutional, ETF

•         S&P SmallCap 600 Growth Index Fund                Institutional, ETF

Vanguard Bond Index Funds

•         Short-Term Bond Index Fund                                Investor, Admiral, Institutional, Institutional Plus, ETF

•         Intermediate-Term Bond Index Fund                     Investor, Admiral, Institutional, Institutional Plus, ETF

•         Long-Term Bond Index Fund                                Investor, Institutional, Institutional Plus, ETF

•         Total Bond Market Index Fund                              Investor, Admiral, Institutional, Institutional Plus, Institutional Select, ETF

•         Total Bond Market II Index Fund                          Investor, Institutional

•         Inflation-Protected Securities Fund                                    Investor, Admiral, Institutional

Vanguard California Tax-Free Funds

•         Municipal Money Market Fund                             Investor

•         Intermediate-Term Tax-Exempt Fund                    Investor, Admiral

•         Long-Term Tax-Exempt Fund                               Investor, Admiral

Vanguard Charlotte Funds

•         Total International Bond Index Fund                     Investor, Admiral, Institutional, Institutional Select, ETF

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Vanguard Fund                                                          Share Classes Authorized

Vanguard Chester Funds

•         PRIMECAP Fund                                                   Investor, Admiral

•         Target Retirement Income Fund                             Investor

•         Target Retirement 2010 Fund                                Investor

•         Target Retirement 2015 Fund                                Investor

•         Target Retirement 2020 Fund                                Investor

•         Target Retirement 2025 Fund                                Investor

•         Target Retirement 2030 Fund                                Investor

•         Target Retirement 2035 Fund                                Investor

•         Target Retirement 2040 Fund                                Investor

•         Target Retirement 2045 Fund                                Investor

•         Target Retirement 2050 Fund                                Investor

•         Target Retirement 2055 Fund                                Investor

•         Target Retirement 2060 Fund                                Investor

•         Target Retirement 2065 Fund                                Investor

•         Institutional Target Retirement Income Fund                     Institutional

•         Institutional Target Retirement 2010 Fund             Institutional

•         Institutional Target Retirement 2015 Fund             Institutional

•         Institutional Target Retirement 2020 Fund             Institutional

•         Institutional Target Retirement 2025 Fund             Institutional

•         Institutional Target Retirement 2030 Fund             Institutional

•         Institutional Target Retirement 2035 Fund             Institutional

•         Institutional Target Retirement 2040 Fund             Institutional

•         Institutional Target Retirement 2045 Fund             Institutional

•         Institutional Target Retirement 2050 Fund             Institutional

•         Institutional Target Retirement 2055 Fund             Institutional

•         Institutional Target Retirement 2060 Fund             Institutional

•         Institutional Target Retirement 2065 Fund             Institutional

Vanguard Convertible Securities Fund                                    Investor

Vanguard Explorer Fund                                            Investor, Admiral

Vanguard Fenway Funds

•         Equity Income Fund                                              Investor, Admiral

•         Growth Equity Fund                                              Investor

•         PRIMECAP Core Fund                                          Investor

Vanguard Fixed Income Securities Funds

•         Ultra-Short-Term Bond Fund                                 Investor, Admiral

•         REIT II Index Fund                                               Institutional Plus

•         Short-Term Treasury Fund                                     Investor, Admiral

•         Short-Term Federal Fund                                       Investor, Admiral

•         Short-Term Investment-Grade Fund                                  Investor, Admiral, Institutional

•         Intermediate-Term Treasury Fund                         Investor, Admiral

•         Intermediate-Term Investment-Grade Fund                       Investor, Admiral

•         GNMA Fund                                                          Investor, Admiral

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Vanguard Fund                                                          Share Classes Authorized

•         Long-Term Treasury Fund                                     Investor, Admiral

•         Long-Term Investment-Grade Fund                                   Investor, Admiral

•         High-Yield Corporate Fund                                               Investor, Admiral

Vanguard Horizon Funds

•         Capital Opportunity Fund                                      Investor, Admiral

•         Global Equity Fund                                                           Investor

•         Strategic Equity Fund                                             Investor

•         Strategic Small-Cap Equity Fund                           Investor

Vanguard Index Funds

•         500 Index Fund                                                     Investor, Admiral, Institutional Select, ETF

•         Extended Market Index Fund                                Investor, Admiral, Institutional,

Institutional Plus, Institutional Select, ETF

•         Growth Index Fund                                                           Investor, Admiral, Institutional, ETF

•         Large-Cap Index Fund                                           Investor, Admiral, Institutional, ETF

•         Mid-Cap Growth Index Fund                                 Investor, Admiral, ETF

•         Mid-Cap Index Fund                                             Investor, Admiral, Institutional,

Institutional Plus, ETF

•         Mid-Cap Value Index Fund                                               Investor, Admiral, ETF

•         Small-Cap Growth Index Fund                              Investor, Admiral, Institutional, ETF

•         Small-Cap Index Fund                                           Investor, Admiral, Institutional,

Institutional Plus, ETF

•         Small-Cap Value Index Fund                                 Investor, Admiral, Institutional, ETF

•         Total Stock Market Index Fund                             Investor, Admiral, Institutional, Institutional Plus, Institutional Select, ETF

•         Value Index Fund                                                  Investor, Admiral, Institutional, ETF

Vanguard International Equity Index Funds

•         Emerging Markets Stock Index Fund                     Investor, Admiral, Institutional,

Institutional Plus

            FTSE Emerging Markets ETF                           ETF

•         European Stock Index Fund                                              Investor, Admiral, Institutional,

Institutional Plus

            FTSE Europe ETF                                            ETF

•         FTSE All-World ex US Index Fund                       Investor, Admiral, Institutional, Institutional Plus, ETF

•         Pacific Stock Index Fund                                       Investor, Admiral, Institutional,

Institutional Plus

            FTSE Pacific ETF                                            ETF

•         Total World Stock Index Fund                               Investor, Institutional, ETF

•         FTSE All World ex-US Small-Cap Index Fund      Investor, Institutional, ETF

•         Global ex-U.S. Real Estate Index Fund                  Investor, Admiral, Institutional, ETF

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Vanguard Fund                                                          Share Classes Authorized

Vanguard Malvern Funds

•         Capital Value Fund                                                            Investor

•         Short-Term Inflation-Protected Securities
Index Fund                                                                        Investor, Admiral, Institutional, ETF

•         U.S. Value Fund                                                    Investor

•         Institutional Short-Term Bond Fund                                  Institutional Plus

•         Institutional Intermediate-Term Bond Fund                       Institutional Plus

•         Core Bond Fund                                                    Investor, Admiral

•         Emerging Markets Bond Fund                               Investor, Admiral

Vanguard Massachusetts Tax-Exempt Funds

•         Massachusetts Tax-Exempt Fund                           Investor

Vanguard Money Market Funds

•         Prime Money Market Fund                                                Investor, Admiral

•         Federal Money Market Fund                                  Investor

Vanguard Morgan Growth Fund                                 Investor, Admiral

Vanguard Montgomery Funds

•         Market Neutral Fund                                              Investor, Institutional

Vanguard Municipal Bond Funds

•         Municipal Money Market Fund                             Investor

•         Short-Term Tax-Exempt Fund                               Investor, Admiral

•         Limited-Term Tax-Exempt Fund                           Investor, Admiral

•         Intermediate-Term Tax-Exempt Fund                    Investor, Admiral

•         Long-Term Tax-Exempt Fund                               Investor, Admiral

•         High-Yield Tax-Exempt Fund                                Investor, Admiral

•         Tax-Exempt Bond Index Fund                              Investor, Admiral, ETF

Vanguard New Jersey Tax-Free Funds

•         Municipal Money Market Fund                             Investor

•         Long-Term Tax-Exempt Fund                               Investor, Admiral

Vanguard New York Tax-Free Funds

•         Municipal Money Market Fund                             Investor

•         Long-Term Tax-Exempt Fund                               Investor, Admiral

Vanguard Ohio Tax-Free Funds

•         Long-Term Tax-Exempt Fund                               Investor

Vanguard Pennsylvania Tax-Free Funds

•         Municipal Money Market Fund                             Investor

•         Long-Term Tax-Exempt Fund                               Investor, Admiral

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Vanguard Fund                                                          Share Classes Authorized

Vanguard Quantitative Funds

•         Growth and Income Fund                                      Investor, Admiral

Vanguard Scottsdale Funds

•         Short-Term Treasury Index Fund                           Institutional, Admiral, ETF

•         Intermediate-Term Treasury Index Fund               Institutional, Admiral, ETF

•         Long-Term Treasury Index Fund                           Institutional, Admiral, ETF

•         Short-Term Corporate Bond Index Fund               Institutional, Admiral, ETF

•         Intermediate-Term Corporate Bond Index Fund    Institutional, Admiral, ETF

•         Long-Term Corporate Bond Index Fund                Institutional, Admiral, ETF

•         Mortgage-Backed Securities Index Fund                Institutional, Admiral, ETF

•         Explorer Value Fund                                             Investor

•         Russell 1000 Index Fund                                       Institutional, ETF

•         Russell 1000 Value Index Fund                             Institutional, ETF

•         Russell 1000 Growth Index Fund                          Institutional, ETF

•         Russell 2000 Index Fund                                       Institutional, ETF

•         Russell 2000 Value Index Fund                             Institutional, ETF

•         Russell 2000 Growth Index Fund                          Institutional, ETF

•         Russell 3000 Index Fund                                       Institutional, ETF

•         Total Corporate Bond ETF                                     ETF

Vanguard Specialized Funds

•         Energy Fund                                                          Investor, Admiral

•         Precious Metals Fund                                             Investor

•         Health Care Fund                                                   Investor, Admiral

•         Dividend Growth Fund                                          Investor

•         REIT Index Fund                                                   Investor, Admiral, Institutional, ETF

•         Dividend Appreciation Index Fund                                   Investor, Admiral, ETF

Vanguard STAR Funds

•         LifeStrategy Conservative Growth Fund                Investor

•         LifeStrategy Growth Fund                                     Investor

•         LifeStrategy Income Fund                                     Investor

•         LifeStrategy Moderate Growth Fund                                  Investor

•         STAR Fund                                                                        Investor

•         Total International Stock Index Fund                     Investor, Admiral, Institutional,

Institutional Plus, Institutional Select, ETF

Vanguard Tax-Managed Funds

•         Tax-Managed Balanced Fund                                Admiral

•         Tax-Managed Capital Appreciation Fund              Admiral, Institutional

•         Developed Markets Index Fund                             Investor, Admiral, Institutional,

Institutional Plus

FTSE Developed Markets ETF                         ETF

•         Tax-Managed Small-Cap Fund                              Admiral, Institutional

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Vanguard Fund                                                          Share Classes Authorized

Vanguard Trustees’ Equity Fund

•         International Value Fund                                       Investor

•         Diversified Equity Fund                                        Investor

•         Emerging Markets Select Stock Fund                     Investor

•         Alternative Strategies Fund                                                Investor

Vanguard Valley Forge Funds

•         Balanced Index Fund                                             Investor, Admiral, Institutional

•         Managed Payout Fund                                           Investor

Vanguard Variable Insurance Funds

•         Balanced Portfolio                                                 Investor

•         Conservative Allocation Portfolio                          Investor

•         Diversified Value Portfolio                                                Investor

•         Equity Income Portfolio                                        Investor

•         Equity Index Portfolio                                           Investor

•         Growth Portfolio                                                    Investor

•         Global Bond Index Portfolio                                 Investor

•         Total Bond Market Index Portfolio                                    Investor

•         High Yield Bond Portfolio                                     Investor

•         International Portfolio                                            Investor

•         Mid-Cap Index Portfolio                                        Investor

•         Moderate Allocation Portfolio                               Investor

•         Money Market Portfolio                                        Investor

•         REIT Index Portfolio                                             Investor

•         Short-Term Investment Grade Portfolio                 Investor

•         Small Company Growth Portfolio                          Investor

•         Capital Growth Portfolio                                        Investor

•         Total International Stock Market Index Portfolio   Investor

•         Total Stock Market Index Portfolio                                    Investor

Vanguard Wellesley Income Fund                               Investor, Admiral

Vanguard Wellington Fund

•         U.S. Liquidity Factor ETF                                      ETF

•         U.S. Minimum Volatility ETF                                ETF

•         U.S. Momentum Factor ETF                                  ETF

•         U.S. Multifactor ETF                                             ETF

•         U.S. Multifactor Fund                                            Admiral

•         U.S. Quality Factor ETF                                         ETF

•         U.S. Value Factor ETF                                           ETF

•         Wellington Fund                                                    Investor, Admiral

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Vanguard Fund                                                          Share Classes Authorized

Vanguard Whitehall Funds

•         Selected Value Fund                                              Investor

•         Mid-Cap Growth Fund                                           Investor

•         International Explorer Fund                                               Investor

•         High Dividend Yield Index Fund                           Investor, ETF

•         Emerging Markets Government
Bond Index Fund                                                   Investor, Admiral, Institutional, ETF

•         Vanguard Global Minimum Volatility Fund                       Investor, Admiral

•         International Dividend Appreciation Index Fund   Investor, Admiral, ETF

•         International High Dividend Yield Index Fund      Investor, Admiral, ETF

Vanguard Windsor Funds

•         Windsor Fund                                                        Investor, Admiral

•         Windsor II Fund                                                    Investor, Admiral

Vanguard World Fund

•         Extended Duration Treasury Index Fund               Institutional, Institutional Plus, ETF

•         FTSE Social Index Fund                                        Investor, Institutional

•         Global Wellesley Income Fund                              Investor, Admiral

•         Global Wellington Fund                                         Investor, Admiral

•         International Growth Fund                                     Investor, Admiral

•         Mega Cap Index Fund                                           Institutional, ETF

•         Mega Cap Growth Index Fund                               Institutional, ETF

•         Mega Cap Value Index Fund                                 Institutional, ETF

•         U.S. Growth Fund                                                  Investor, Admiral

•         Consumer Discretionary Index Fund                                 Admiral, ETF

•         Consumer Staples Index Fund                               Admiral, ETF

•         Energy Index Fund                                                            Admiral, ETF

•         Financials Index Fund                                           Admiral, ETF

•         Health Care Index Fund                                         Admiral, ETF

•         Industrials Index Fund                                           Admiral, ETF

•         Information Technology Index Fund                                 Admiral, ETF

•         Materials Index Fund                                             Admiral, ETF

•         Telecommunication Services Index Fund              Admiral, ETF

•         Utilities Index Fund                                                           Admiral, ETF

Original Board Approval: July 21, 2000

Last Updated: January 9, 2018

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SCHEDULE B

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VANGUARD FUNDS MULTIPLE CLASS PLAN

VGI has policies and procedures designed to ensure consistency and compliance with the offering of multiple classes of shares within this Multiple Class Plan’s eligibility requirements.2  These policies are reviewed and monitored on an ongoing basis in conjunction with VGI’s Compliance Department.

Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000 ($50,000 for Vanguard Treasury Money Market Fund).  Retail managed clients and financial intermediary and other institutional clients may hold Investor Shares without restriction in Funds that do not offer Admiral Shares. A Vanguard Fund may, from time to time, establish higher or lower minimum amounts for Investor Shares.  Each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Admiral Shares – Eligibility Requirements

Admiral Shares generally are intended for clients who meet the required minimum initial investment and ongoing account balance of $10,000 for retail clients in index funds and $50,000 for retail clients in actively managed funds. Retail managed clients and external financial intermediary and other institutional clients may hold Admiral Shares of both index and actively managed funds without restriction.  Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Admiral Shares and  each Fund and VGI reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.  Admiral Share class eligibility also is subject to the following rule:

•         Certain Retirement Plans – Admiral Shares generally are not available for SIMPLE IRAs and Vanguard Individual 401(k) Plans.3

Institutional Shares – Eligibility Requirements

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.  Institutional Share class eligibility also is subject to the following special rules:

2 The eligibility of a Vanguard Fund that operates as a fund of funds to invest in a particular share class of an underlying Vanguard Fund is determined by VGI and the Board in accordance with the allocation methodology referenced in Section VI.

3 Vanguard’s Retail 403(b) business is being outsourced to The Newport Group. In the new structure (launching in July 2017), Admiral Shares will be available for participants.

•         Individual clients.  Individual clients may hold Institutional Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number) in a single Fund.

•         Financial intermediary clients.  Financial intermediaries generally may hold Institutional Shares for the benefit of their underlying clients provided that:

(1)  each underlying investor individually meets the investment minimum amount described above; and
 (2)  the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or
 (3)  a sub-accounting arrangement between VGI and the financial intermediary allows VGI to monitor compliance with the eligibility requirements.

•         Institutional clients.  Institutional clients, including but not limited to defined benefit and contribution plan clients, endowments, and foundations may hold Institutional Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $5 million (or such higher minimum required by the individual fund).  Such institutional clients must disclose to VGI on behalf of their accounts the following:  (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

•         Investment by Vanguard Target Retirement Collective Trust.   A Vanguard Target Retirement Trust that is a collective trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in underlying Vanguard Funds (a “TRT”) may hold Institutional Shares of an underlying Fund whether or not its investment meets the minimum investment threshold specified above.

•         Accumulation Period — Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if VGI management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

Institutional Plus Shares - Eligibility Requirements

Institutional Plus Shares generally require a minimum initial investment and ongoing account balance of $100,000,000.  However, each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.  Institutional Plus Share class eligibility also is subject to the following special rules:

•         Individual clients.  Individual clients may hold Institutional Plus Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number) in a single Fund. For purposes of this rule, VGI management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Funds are expected to generate substantial economies in the servicing of their accounts.

•         Institutional clients.  Institutional clients, including but not limited to defined benefit and contribution plan clients, endowments, and foundations may hold Institutional Plus Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $100 million (or such higher or lower minimum required by the individual fund).  Such institutional clients must disclose to VGI on behalf of their accounts the following:  (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

•         Financial intermediary clients. Financial intermediaries generally may hold Institutional Plus Shares for the benefit of their underlying clients provided that:

 (1)  each underlying investor individually meets the investment minimum amount described above; and
 (2)  the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or
 (3)  a sub-accounting arrangement between VGI and the financial intermediary allows VGI to monitor compliance with the eligibility requirements.

•         Accumulation Period - Accounts funded through regular contributions e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Plus Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if VGI management determines that the account will become eligible for Institutional Plus Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

•         Asset Allocation Models - Vanguard Clients with defined asset allocation models whose assets meet eligibility requirements may qualify for Institutional Plus Shares if such models comply with policies and procedures that have been approved by VGI management.

Institutional Select Shares - Eligibility Requirements

Institutional Select Shares generally require a minimum initial investment and ongoing account balance of $3,000,000,000.  However, each Fund and VGI also reserve the right to establish higher or lower minimum amounts for certain investors or a group of investors.  Institutional Select Share class eligibility also is subject to the following special rules:

•         Institutional clients.  Institutional clients, including but not limited to defined benefit and contribution plan clients, endowments, foundations, and Section 529 college savings plans may hold Institutional Select Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $3 billion (or such higher or lower minimum required by the individual fund).  Such institutional clients must disclose to VGI on behalf of their accounts the following:  (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

•         Financial intermediary clients. Financial intermediaries generally may hold Institutional Select Shares for the benefit of their underlying clients provided that:

 (1)  each underlying investor individually meets the investment minimum amount described above; and
 (2)  the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or
 (3)  a sub-accounting arrangement between VGI and the financial intermediary allows VGI to monitor compliance with the eligibility requirements.

•         Accumulation Period - Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Select Shares upon account creation, rather than undergoing the conversion process shortly after account set-up, if VGI management determines that the account will become eligible for Institutional Select Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of VGI management.

•         Investment by VGI collective investment trusts with a similar mandate.   A VGI collective investment trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in an underlying Fund with an index-based mandate may hold Institutional Select Shares of an underlying Fund with a similar index-based mandate whether or not its investment meets the minimum investment threshold specified above.

ETF Shares – Eligibility Requirements

The eligibility requirements for ETF Shares will be set forth in the Fund’s Registration Statement.  To be eligible to purchase ETF Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan.  Investors purchasing ETF Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit.  The number of ETF Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund’s ETF Shares, but is expected to be several million dollars.  An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

Transition Shares – Eligibility Requirements

Transition Shares will be offered only to Vanguard Funds that operate as funds-of-funds and only by an underlying Vanguard Fund (i) that is receiving assets in kind from one or more Vanguard Funds and (ii) that will “transition” those in-kind assets by selling some or all of them and using the proceeds to purchase different assets. There is no minimum investment amount for Transition Shares.

Original Board Approval: July 21, 2000

Last Approved by Board: July 21, 2017